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                                                                    Exhibit 10.4

                            AMENDMENT TO JUNE 4, 2001
                             BRAND LICENSE AGREEMENT
               BETWEEN AT&T CORP. AND AT&T WIRELESS SERVICES, INC.


      The June 4, 2001 Brand License Agreement between AT&T Corp. ("Licensor") and AT&T Wireless Services, Inc. ("Licensee") (the "Agreement") is hereby amended as follows:

      1. Sections 10.2 and 10.3 of the Agreement are deleted in their entireties.

      2.    Section 10.2 shall now read as follows:

10.2  Modification of Licensed Marks.
      ------------------------------

      10.2 (a) Except as provided in subsection 10.2(b) below, in the event Licensor modifies or replaces any of the Licensed Marks as they are used substantially throughout Licensor's business, and if Licensor requests Licensee to adopt and use any such modified or replaced Licensed Marks, Licensee will adopt and use such modified or replaced Licensed Marks and, in such event, such modified or replaced Licensed Marks shall be considered the Licensed Marks contemplated by this Agreement; provided that in such event, Licensee shall be granted a 180-day period during which to phase-out its use of the superseded forms of the Licensed Marks, as applicable, and during such 180-day period Licensee shall have the right to use its existing inventory of Marketing Materials bearing the superseded forms of the Licensed Marks, as applicable.

      10.2 (b). Licensee Retained Rights. Notwithstanding Section 10.2(a) above, nothing in this Section 10.2 shall require Licensee to adopt replacements or modifications to the Specified Master Marks (e.g. AT&T and the Globe Design) (as defined below), the Licensee Specific Marks or the Schedule 16 Domain Names (collectively the "Subject Marks") that add or delete any letters or words to the Subject Marks. To the extent Licensor, any entity that controls Licensor, or its successors or assigns makes such alterations to the Subject Marks, the Licensor shall continue to license the Subject Marks to Licensee as they existed prior to the alterations in accordance with the other provisions of this Agreement. For purposes of clarity, modifications other than those described in the preceding sentences, which alter the appearance, style, graphics or presentation of a Specified Master Mark or a Licensee Specific Mark are permitted modifications subject to Section 10.2(a). With respect to Licensed Master Mark symbols (e.g. the Globe Design), nothing in Section 10.2(a) shall require Licensee to replace, substitute or delete such symbol or to add new standalone symbols or symbols associated with any third party (and Licensee can continue to use the Licensed Master Mark symbols without modification); provided, however, modifications to



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the Globe Design which alter the appearance, style, graphics or presentation of that Licensed Master Mark are permitted modifications subject to Section 10.2(a). Addition of a new feature to the globe, other than a feature associated with a third party, shall be deemed a permitted modification subject to Section 10.2(a). In addition, Licensor shall not require the addition of symbols to Licensee Specific Marks. Specified Master Marks include the following Licensed Master Marks: AT&T, AT&T's fanciful representation of a globe design (the "Globe Design"), AT&T and Globe Design composite mark; and AT&T Trade Dress.

      3.  Section 10.3 shall now read as follows:

          10.3.  Intentionally Left Blank.

      The remainder of the Agreement shall remain in full force and effect.

                                      AT&T CORP.

                                      By
                                        ----------------------------------
                                        Name:

                                        Title:

                                        Date:


                                      AT&T WIRELESS SERVICES, INC.

                                      By
                                        ----------------------------------
                                        Name:

                                        Title:

                                        Date: May 21, 2003